Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

David Flanery

Senior Vice President of Finance

(502) 261-4753

Papa John’s Announces September and Third Quarter

Comparable Sales Results and Revised 2003 Earnings Guidance

Impact of Adopting New Accounting Standard also Announced

Louisville, Kentucky (October 7, 2003) - Papa John’s International, Inc. (NASDAQ: PZZA) today announced that domestic systemwide comparable sales for the five weeks ended September 28, 2003 decreased 6.7% (composed of a 6.3% decrease at company-owned restaurants and a 6.8% decrease at franchise restaurants).  Total systemwide international sales for September increased 1.2%, on a constant U.S. dollar basis, over the comparable period last year.

Domestic systemwide comparable sales for the thirteen weeks ended September 28, 2003 decreased 4.8% (composed of a 4.1% decrease at company-owned restaurants and a 5.0% decrease at franchise restaurants).  Total systemwide international sales for the thirteen weeks ended September 28, 2003 increased 2.4%, on a constant U.S. dollar basis, over the comparable period last year.

“Despite the soft sales trends and difficult operating environment, I am impressed with the product quality and service improvements made by our corporate and franchise operators over the last six to nine months,” said Papa John’s Founder and CEO, John Schnatter.  “In a recent blind taste test with nearly 1,000 participants, 6 out of 10 consumers expressing a preference chose Papa John’s over the two largest national pizza brands.  We are convinced that, in the long run, quality with good value always pays.”

The company also announced a reduction in its current 2003 earnings guidance range ($2.20 to $2.26) as a result of the continued negative domestic comparable sales trends.  These negative sales trends have resulted in decreased profitability for company-

owned restaurants and the commissary business unit, as well as decreased royalty income.  The earnings impact of these reduced operational results is expected to be approximately $0.15 per share.

Additionally, as a result of these negative sales trends, the company expects that certain of its under-performing restaurants will be closed or subject to impairment charges in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The company estimates that approximately 25 restaurants will require an impairment charge and, additionally, approximately 20 restaurants will be closed.  Approximately 30 of the restaurants identified for impairment or closure are located in three of the twenty-one markets with company-owned restaurants.  The total impairment and closure charges to be recorded in the third and fourth quarters of 2003, including future net lease obligations for closed units, are expected to be approximately $5 to $6 million, or $0.17 to $0.21 per share.

After considering the impact of the declining operational results and the impairment and closure charges noted above, earnings per share for 2003 are now expected to be in the $1.84 to $1.94 range, excluding the impact of the adoption of a new accounting standard as discussed below.

As previously disclosed, effective at the beginning of the third quarter of 2003, the company adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (FIN 46).  The provisions of FIN 46 significantly alter the method for evaluating whether certain “variable interest entities,” as defined, should be consolidated in a company’s financial statements.  The provisions of FIN 46 also require the company to evaluate its overall financial relationship with all franchisees for potential financial statement consolidation, even though the company has no ownership in the franchise entities.

Based upon these evaluations, and subject to any future revisions to the existing FIN 46 guidance, the company has determined that it is required to consolidate the financial results of the following variable interest entities:  BIBP Commodities, Inc. (BIBP), a franchisee-owned corporation through which a cheese purchasing program is conducted on behalf of domestic company-owned and franchised restaurants; four franchise entities, representing 33 restaurants with approximately $20 million in annual sales, to which the company has extended loans; and six franchise entities, representing 51 restaurants with approximately $45 million in annual sales, in which members of executive management or the Board of Directors have significant ownership.

The adoption of FIN 46 in the third quarter will result in the company recording a one-time cumulative effect pre-tax charge of $5.4 million ($3.4 million after tax, or $0.19 per share), representing the sum of the shareholders’ deficits, as defined, of all consolidated variable interest entities as of the date of adoption.  Consolidation of the franchise entities to which the company has extended loans accounts for $3.6 million of the pre-tax cumulative effect adjustment and consolidation of the franchise entities owned by members of executive management or Board members accounts for the remaining $1.8 million of pre-tax cumulative effect adjustment.  There is no cumulative effect adjustment related to the consolidation of BIBP.  The company does not believe this $5.4 million non-cash charge represents actual current economic exposure.

The ongoing net impact on operating income of consolidation of the franchise entities other than BIBP is not expected to be significant so long as the company remains the primary beneficiary of such entities.  The consolidation of BIBP’s financial results could have a significant impact on the company’s operating income in future periods due to the volatility of cheese prices.  The company will recognize the operating losses generated by BIBP if BIBP’s shareholders’ equity is in a net deficit position.  Further, the company will recognize subsequent operating income generated by BIBP up to the amount of any losses previously recognized.  Management is evaluating the company’s alternatives with respect to its future relationship with BIBP.

The company’s earnings per share for the full year 2003, including the cumulative effect adjustment related to FIN 46, is expected to be in the range of $1.65 to $1.75.

At September 28, 2003, there were 2,803 Papa John’s restaurants (591 company-owned and 2,212 franchised) operating in 49 states and 12 international markets.  Papa John’s also franchises 139 Perfect Pizza restaurants in the United Kingdom.  For more information about the company, visit Papa John’s at http://www.papajohns.com.

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Except for historical information, this announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements.  Certain factors that can cause actual results to materially differ include: the uncertainties associated with litigation; increased advertising, promotions and discounting by competitors which may adversely affect sales; new product and concept developments by food industry competitors; the ability of the company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, utilities, employee benefits and similar costs; and economic and political and health conditions in the countries in which the company or its franchisees operate.  These factors might be especially harmful to the financial viability of franchisees in under-penetrated or emerging markets, leading to greater unit closings than anticipated.  Further information regarding factors that could affect the company’s financial and other results is included in the company’s Forms 10Q and 10K, filed with the Securities and Exchange Commission.